Exhibit 99.1

Culp Announces Revised Expectations for Second Quarter Fiscal 2011

HIGH POINT, N.C.--(BUSINESS WIRE)--October 21, 2010--Culp, Inc. (NYSE: CFI), today announced that, based on quarterly results to date and current estimates, the company expects pre-tax income to be in the range of $2.9 to $3.3 million for the second quarter of fiscal 2011. These projected results are lower than the company’s previously announced expectation of $3.5 to $4.0 million in pre-tax income for the quarter. The company reported pre-tax income of $3.5 million for the second quarter of last year.

Commenting on the announcement, Frank Saxon, president and chief executive officer of Culp, Inc., said, “Our projected financial results for the second quarter reflect lower overall sales than anticipated, driven by weaker consumer demand trends for furniture and bedding. We anticipate overall sales will be relatively flat compared with sales for the same period last year, whereas we previously announced that overall sales were expected to be up 5 to 10 percent. We have also experienced higher raw material costs in both segments and increased pricing pressure in our mattress fabrics business.”

The company expects to report financial and operating results for the second quarter ending October 31, 2010, in late November.

Culp, Inc. is one of the world's largest marketers of mattress fabrics for bedding and upholstery fabrics for furniture. The company's fabrics are used principally in the production of bedding products and residential and commercial upholstered furniture.

This release contains statements that may be deemed “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 27A of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties. Further, forward-looking statements are intended to speak only as of the date on which they are made. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “estimate,” “plan” and “project” and their derivatives, and include but are not limited to statements about the company’s future operations, production levels, sales, SG&A or other expenses, margins, gross profit, operating income, earnings or other performance measures. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the company’s business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the company adversely. Changes in consumer tastes or preferences toward products not produced by the company could erode demand for the company’s products. Strengthening of the U.S. dollar against other currencies could make the company’s products less competitive on the basis of price in markets outside the United States and strengthening of currencies in Canada and China can have a negative impact on the company’s sales in the U.S. of products produced in those countries. Also, economic and political instability in international areas could affect the company’s operations or sources of goods in those areas, as well as demand for the company’s products in international markets. Other factors that could affect the matters discussed in forward-looking statements are included in the company’s periodic reports filed with the Securities and Exchange Commission, including the “Risk Factors” section in the company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on July 15, 2010, for fiscal year ended May 2, 2010.

CONTACT:
Culp, Inc.
Investor Contact:
Kenneth R. Bowling, Chief Financial Officer, 336-881-5630
or
Media Contact:
Teresa A. Huffman, Vice President of Human Resources, 336-889-5161